UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 1, 2020

Alpine 4 Technologies Ltd.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events.

Dear Shareholders and Employees,

This will be our third update on the COVID-19 outbreak.   It is our goal to keep you as informed as possible on the actions taken by Alpine 4 and our subsidiaries to maintain business operations.

In mid-April, Alpine 4’s subsidiaries began to receive the SBA PPP funds they applied for.   This has allowed all of our subsidiaries to recall and offer back employment to our furloughed employees, while keeping the critical services our subsidiaries offer flowing.  For this we are grateful.

I am also pleased to announce that the 10,000 N95 masks that our COO, Mr. Jeff Hail, and our buying team have been trying to secure have finally shipped and are in transit to our California subsidiary, QCA.   We anticipate delivering these masks to our employees companywide by the end of next week.   We have also dedicated a portion of the masks to be donated to several of the hospital workers and other companies we work with.

The impact of the COVID-19 outbreak will have lingering effects on almost every company in the United States and Alpine 4 will be no exception.  Over the past several weeks, we have been able to work with our customer base to assess what the remaining 2020 demand for our products and services will be.   Management is estimating that in 2020 existing subsidiaries, excluding any new acquisitions, could see a 21% drop in overall revenue from $49m to $39m due to the outbreak.  Our A4 Manufacturing, Inc. holding group consisting of Quality Circuit Assembly, Inc. and American Precision Fabricators, Inc. have been adversely affected the most.  Many of their customers have simply not been able to receive shipments during the “shelter in place/stay home, stay safe” orders, or have pushed out their demand requirements to next year. In turn, our A4 Manufacturing companies are focusing their efforts on supplying to companies that are deemed essential.  Our A4 Construction Services, Inc. holding group (Morris Sheet Metal, JTD Spiral, Corp., Deluxe Sheet Metal, Inc. and Excel Fabrication, LLC) has seen a drop in overall construction-related demand along with a delay of construction projects, but they have been able to augment a portion of that drop-off by building isolation rooms for their hospital network of clients, and have expanded food processing maintenance and construction needs with their food production clients.

While “Shelter In Place” and “Stay Home, Stay Safe” order’s are still in effect in Indiana, Arkansas, Idaho, Arizona and California, we continue taking guidance from government and public health authorities to ensure the health and well-being of our vendors, customers, employees and their families.

Over the past few weeks, we have been working with our subsidiary leadership teams, modeling what each subsidiary will need as each state begins lifting their “Shelter In Place” and “Stay Home, Stay Safe” orders.    It is our goal to bring full operations back online as soon as possible from both a legal and responsible standpoint.

To our employees, please check with your leadership team and Trish Norvell, HR Director, for more updates.

In closing, please know that whether you are a shareholder, employee, customer or vendor, we value all of you and we want you to be safe.

Best regards,

Kent B. Wilson

CEO / President

Alpine 4 Technologies, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

 Date: May 1, 2020